Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jerry R. Schuyler, Principal Executive Officer, and I, Michael A, Gerlich, Principal Financial Officer, of Gastar Exploration Inc. (the “Company”), hereby certify that the accompanying Quarterly Report on Form 10-Q for the period ended September 30, 2018 (the “Report”), filed by the Company with the Securities and Exchange Commission on the date hereof complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2018

/S/ JERRY R. SCHUYLER
Jerry R. Schuyler
Principal Executive Officer

/S/ MICHAEL A. GERLICH
Michael A. Gerlich
Principal Financial Officer